EXHIBIT 5.1

To:	December 31, 2015
SodaStream International Ltd.
Gilboa Street, Airport City
Ben Gurion Airport
Israel, 7010000

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We refer to the registration statement on Form S-8 (the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), on behalf of SodaStream International Ltd. (the “Company”) on or about the date hereof, relating to the registration of an additional 505,000 ordinary shares, par value NIS 0.645 per share of the Company, issuable pursuant to the Company’s 2010 Employee Share Option Plan (the “Plan).

This opinion letter is rendered pursuant to Item 8(a) of Form S-8 prescribed under the United States Securities Act of 1933, as amended (the “Act”).

In connection herewith, we have examined the originals, or photostatic or copies, certified or otherwise identified to our satisfaction, of: (i) the form of the Registration Statement; (ii) copies of the articles of association of the Company, as currently in effect; (iii) the Plan; (iv) resolutions of the board of directors of the Company and of the shareholders of the Company increasing the number of shares to be reserved for the Plan and which relate to the Registration Statement (the “Resolutions”); and (v) such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company and have made inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies, and the authenticity of the originals of such latter documents. As to all questions of fact material to the opinions set forth herein, we did not independently establish or verify such facts and we have relied upon certificates or comparable documents of officers or representatives of the Company. We have also assumed that the copies of the Resolutions submitted to us for examination are true, complete and up-to-date copies, have not been amended or rescinded and are in full force and effect and no other action has been taken which may affect any of the matters passed upon in the Resolutions and that each individual grant under the Plan that has been made prior to the date hereof and will be made after the date hereof was and will be duly authorized by all necessary corporate action.

Based upon the foregoing and subject to the qualifications, limitations and assumptions stated herein, we are of the opinion that the shares being registered pursuant to the Registration Statement have been duly authorized for issuance, and, when issued and paid for in accordance with the Plan and the awards made thereunder, will be validly issued, fully paid and non-assessable.

We are members of the Bar of the State of Israel and we do not express any opinion as to the laws of any other jurisdiction other than those of the State of Israel. This opinion letter is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein to be our opinion. This opinion letter is effective only as of its date, and we disclaim any obligation to advise you of any change of law that occurs, or of any facts, circumstances, events or developments of which we become aware, after the date of this opinion letter, even if they would alter, affect or modify the opinions expressed herein.

We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the United States Securities and Exchange Commission.

Very truly yours,

/s/Gornitzky & Co.

Tel-Aviv: 45 Rothschild Blvd., Herzliya: 1 Abba Eban Blvd

Phone: +972-3-7109191 Fax: +972-3-5606555

E-mail address: office@gornitzky.com P.O.B 29141 Tel-Aviv 6578403 Israel

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Eric J. Gornitzky (1921 – 1997) Boaz Nahir (1930 – 2006) Ariel Zelichov (1955 – 2009) Dalia Ronen (1956 – 2000) Hagar Alon-Windman (1978 – 2013) Daphna Talgam (1954 – 2015)

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